Exhibit 99.1
FOR IMMEDIATE RELEASE
A EUROPEAN HEALTHCARE CONSORTIUM, INCLUDING
MYMETICS CORPORATION, AWARDED €7.50 MILLION GRANT
Mymetics’ HIV Virosome To Be Used As A Key Platform
     Nyon, Switzerland (February 14, 2008) — A European healthcare consortium (the “Consortium”) of fifteen members comprised of a publicly founded organization, governmental entities, academic teams and biotech companies, including Mymetics Corporation (OTCBB: MYMX; http://www.mymetics.com), was awarded a €7.50 million grant from the European Commission within the context of the European Union’s seventh framework program.
     The Consortium will investigate new human immunodeficiency virus (“HIV”) antigen formulations for triggering broadly neutralizing antibodies in the blood and mucosal compartments, using various adjuvants and platform technologies based on virus-like particles. Mymetics will support this European consortium through its expertise with vaccination and HIV mucosal immune response, and will provide access to the HIV virosomes technology — nano biosynthetic lipid vesicles derived from the influenza virus. Virosomes have a high safety profile and have been market-approved since 1994 in over 40 countries as a vaccine carrier system that greatly facilitate the delivery of the vaccine components into the body and efficiently stimulate the immune system due to intrinsic adjuvant potential.
     “The increasing interest for mucosal protection against HIV and the HIV-virosome technology platform are opening new horizons in HIV vaccination,” said Dr. Sylvain Fleury, CSO and vice-president of Mymetics Corporation. “We are looking forward to discovering viably-promising candidate vaccines emerging from this four-year program.”

     “Teamwork has been always the philosophy of Mymetics,” commented the Company’s CEO and president, Christian Rochet. “We are very proud to be involved in this consortium that features highly qualified and renowned people and institutions.”
About Mymetics Corporation
Mymetics is a biotechnology company developing prophylactic vaccines that combine innovative antigen engineering, minimal human protein homologies, and virosome technology. Mymetics’ vaccine approach is focused on eliciting immune protection capable of interfering with late events of pathogen transmission, coupled, most importantly, with early events of pathogen transmission, such as preventing the entry across the mucosal tissues that are very often the primary entry door of most of the pathogens. Virosomes are biosynthetic vesicles representing reconstituted empty influenza virus envelopes that serve as a highly efficient vaccine delivery system with intrinsic adjuvant potential. The Company’s disease focus presently includes malaria and the human immunodeficiency virus (HIV).
For further information regarding the Company and its mucosal approach, please visit www.mymetics.com.
Safe Harbor Forward-Looking Statements
Statements contained in this release that are not strictly historical are “forward-looking statements.” Such forward-looking statements are sometimes identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes.” The forward-looking statements are made based on information available as of the date hereof, and the Company assumes no obligation to update such forward-looking statements. Editors and investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from those in these forward-looking statements. Such risks and uncertainties include but are not limited to demand for the Company’s products and services, our ability to continue to develop markets, general economic conditions, our ability to secure additional financing for the Company and other factors that may be more fully described in reports to shareholders and periodic filings with the Securities and Exchange Commission.
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